UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 19, 2007
PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-01687	25-0730780

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 434-3131
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 19, 2007, the Board of Directors of PPG Industries, Inc. (“PPG”) elected Martin H. Richenhagen as a director to serve in a class whose term expires at the Annual Meeting of Shareholders in 2010, effective as of September 1, 2007. Mr. Richenhagen also has been appointed to the Audit Committee and the Technology and Environment Committee of the Board of Directors. In connection with his service as a director of PPG, Mr. Richenhagen will be entitled to receive compensation consistent with that of PPG’s other independent directors who are not employees of PPG, as described in PPG’s definitive proxy statement filed with the Securities and Exchange Commission on March 6, 2007 under the caption “Director Compensation,” which portion of such proxy statement is incorporated herein by reference.
     Mr. Richenhagen was not selected as a director of PPG pursuant to any arrangement or understanding between Mr. Richenhagen and any other person or entity. Since the beginning of PPG’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which PPG or any of its subsidiaries was or is to be a party, in which Mr. Richenhagen has a direct or indirect material interest and which is required to be disclosed pursuant to Securities and Exchange Commission Regulation S-X 404(a), except for his director compensation arrangements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2007	PPG INDUSTRIES, INC. (Registrant)

	By:	/s/ James C. Diggs

James C. Diggs Senior Vice President, General Counsel and Secretary